UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2018

Northwest Biotherapeutics, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Regulation D Offering and Additional Sales of Series B Preferred Stock

As the Company previously reported in a Form 8-K filed on January 4, 2018, during December 2017 the Company undertook a general solicitation Regulation D offering to all accredited investors (the “Reg D Offering”) pursuant to Rule 506(c) under the Securities Act of 1933, as amended (the “Securities Act”). The minimum subscription amount was approximately $10,000. In that offering, the Company sold an aggregate of 381,079 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”), convertible into 3,810,790 shares of common stock, and an aggregate of 3,810,790 Class D-2 Warrants (the “Class D-2 Warrants”) to purchase up to 3,810,790 shares of common stock for an aggregate subscription price of approximately $876,500.

Subsequent to the Reg D Offering, during January 2018 the Company made additional sales of an aggregate of 213,282 shares of Series B Preferred Stock, convertible into 2,132,820 shares of common stock, and Class D-2 Warrants to acquire an aggregate of up to 2,132,820 additional shares of common stock for a subscription price of approximately $490,000, on the same terms as in the Reg D Offering previously reported.

Accordingly, in the aggregate, the Company has received approximately $1,370,000 in subscriptions for the purchase of Series B Preferred Stock and Class D-2 Warrants.

The Series B Preferred Stock will be convertible into common stock, but only when common stock is available or after 6 months following issuance. When sufficient shares of common stock are available for issuance upon conversion, each share of Series B Preferred Stock will be convertible at the option of the holder, at any time, into a total of 10 shares of common stock, par value $0.001 per share, for a total of 2,132,820 shares of common stock (the equivalent of a conversion price of $0.23 per share of common stock). Shares of the Series B Preferred Stock will only receive dividends if the common stock receives dividends, and such dividends would be in the same amount, on an as-converted basis. In case of a liquidation event, if the Series B Preferred Stock is still outstanding at that time, each holder will, with respect to each Series B Preferred share owned by such holder, be entitled to a liquidation preference of either the amount paid for the Series B Preferred share or the amount that the holder of such Series B Preferred share would have received if it had converted such share to common stock immediately prior to the liquidation event.

The Class D-2 Warrants are not currently exercisable and will become exercisable only when shares of common stock are available for issuance upon exercise.

In connection with this offering, the Company entered into voting agreements with certain investors.

The Series B Preferred Stock and Class D-2 Warrants described in this Item 3.02 were offered and sold in reliance upon exemptions from registration pursuant to Rule 506(c) of Regulation D promulgated under Section 4(a)(2) under the Securities Act. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Option Grants to Named Executive Officers and Employees

As previously reported in the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2017, filed on November 20, 2017, and in the Company’s definitive proxy statement filed on January 9, 2018, following discussions with investors, on November 19, 2017 the Company’s Board of Directors approved equity awards of 15% of the authorized shares at present, to take account of employee and director performance over the last approximately 6 years and anticipated performance over the next approximately 2 years. The Company has been undertaking the steps for implementation.

On January 14, 2018, the Board completed the process for the implementation of option awards for management and employees exercisable for approximately 12% of the authorized shares (the “Options”). The Board also made certain amendments of the options that were granted to Dr. Alton Boynton and Dr. Marnix Bosch on June 13, 2017 as previously reported.

The Options are not currently exercisable and will become exercisable only when shares of common stock are available for issuance upon exercise.

The Options are subject to vesting requirements. 50% of the Options vested on the grant date, in recognition of performance rendered during the previous 6 years, and 50% will vest over a succeeding 24-month period in equal monthly installments, subject to acceleration upon the occurrence of certain achievement milestones.

The unvested portions of the Options are subject to full accelerated vesting upon any of the following events or milestones (i) a change of effective control of the Company, (ii) the filing of an application for any type of product approval in any jurisdiction, (iii) completion of any randomized clinical trial that meets its endpoint(s) (Phase II or Phase III), (iv) decision by the Board, in its discretion or (v) the death of the recipient.

The unvested portions of the Options are subject to partial accelerated vesting upon any of the following events or milestones (i) publication of a peer reviewed manuscript, (ii) initiation of a new Phase II trial, (iii) new orphan drug designation for any product in any jurisdiction or (iv) breakthrough status or equivalent designation for any product in any jurisdiction.

The Options will be exercisable at a price of $0.23 per share. In November 2017, the Board had approved an exercise price of $0.17 per share for the employee options, the same price per share being paid at that time for Series A Preferred Stock by unrelated investors (who also received 100% warrants). However, on January 14, 2018, the Board increased the exercise price for the employee Options to $0.23 per share, the same price being paid for Series B Preferred Stock by unrelated investors (who also received 100% warrants). The exercise period will be ten years from the date the options become exercisable.

The Options awarded to Linda Powers will be exercisable for up to 29.4 million Shares. The Options awarded to Les Goldman will be exercisable for up to 19.6 million Shares. In the aggregate, the Options for other Company personnel will be exercisable for up to approximately 9 million Shares.

The securities referred to herein were issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

Amendment of Outstanding Options

On January 14, 2018, the Board amended the terms of options previously granted to Dr. Marnix Bosch, the Chief Technical Officer of the Company, and Dr. Alton Boynton, the Chief Scientific Officer of the Company (the “Amended Options”). The exercise period of the Amended Options was extended from 5 years to 10 years, the same as the exercise period of the Options. Additionally, the unvested portions of the Amended Options were made subject to the same potential acceleration based upon the same achievement milestones as the Options.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 3.02 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: January 16, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman